EXHIBIT 10.4

THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (“this Third Amendment”) is dated as of October 30, 2020 (“Effective Date”), by and between ARE-MARYLAND NO. 24, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California  91101 (“Landlord”), and REGENXBIO INC., a Delaware corporation, having an address at Suite 210, 9600 Blackwell Road, Rockville, Maryland  20850 (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of November 1, 2018 and a letter agreement dated November 1, 2018 (“Original Lease”), as amended by a letter agreement dated April 12, 2019, a First Amendment to Lease Agreement dated April 23 2019 (“First Amendment)”, a Second Amendment to Lease Agreement dated November 4, 2019 (“Second Amendment”), and a letter agreement dated as of November 4, 2019 (such letter agreement, together with the Original Lease, the earlier letter agreements, the First Amendment, and the Second Amendment, the “Lease”), wherein Landlord leased to Tenant certain premises containing approximately 176,832 rentable square feet (“Premises”) located at Suite 100, Building F, 9800 Medical Center Drive, Rockville, Maryland  20850, as more particularly described in the Lease.

B.Landlord and Tenant desire to amend the Lease, among other things, to specify the Adjustment Date.

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.Definitions; Recitals.  Terms used in this Third Amendment but not otherwise defined shall have the meanings set forth in the Lease.  The Recitals form an integral part of this Third Amendment and are hereby incorporated by reference.

2.Adjustment Date.  Notwithstanding any contrary provision contained in the Lease, the Adjustment Date under Section 4 of the Lease shall be September 24, and the first Adjustment Date shall occur on September 24, 2022.

3.Miscellaneous.

a.Entire Agreement.  The Lease, as amended by this Third Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  The Lease, as so amended by this Third Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

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b.Binding Effect.  This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.Broker.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Third Amendment and that no Broker brought about this transaction, other than Tenant’s broker, Cresa Global Inc. d/b/a Cresa (“Cresa”).  Cresa shall be paid by Landlord pursuant to a separate agreement between Landlord and Cresa.  Landlord and Tenant each hereby agree to indemnify, defend, and hold the other harmless from and against any claims by any Broker, other than Cresa, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.

d.Counterparts.  This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, such as DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Ratification; Conflicts.  Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment.  In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail.  Regardless of whether specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment under seal as of the day and year first above written.

TENANT:

REGENXBIO INC.,

a Delaware corporation

By: /s/ Kenneth Mills (SEAL)

Name: Kenneth Mills

Title: President & CEO

LANDLORD:

ARE-MARYLAND NO. 24, LLC,

a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By:	ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Allison Grochola (SEAL)

Name: Allison Grochola

Title: Vice President, RE Legal Affairs